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                                                                    EXHIBIT 7.ff

                            Agreement of Joint Filing


        The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated February 7, 2000 containing the information required by Schedule 13D, for the shares of Common Stock of CardioDynamics International Corporation, held by CardioDynamics Holdings, LLC, a California limited liability company, and by the undersigned individuals.


February 7, 2000                            CARDIODYNAMICS HOLDINGS, LLC



                                            By: /s/ Allen Paulson
                                               ---------------------------------
                                                    Allen Paulson, Member


                                            By: /s/ James Gilstrap
                                               ---------------------------------
                                                    James Gilstrap, Member


                                             /s/ Allen Paulson
                                            ------------------------------------
                                                    ALLEN PAULSON


                                            /s/ James Gilstrap
                                            ------------------------------------
                                                    JAMES GILSTRAP


                                            /s/ Nicholas Diaco
                                            ------------------------------------
                                                    NICHOLAS DIACO


                                            /s/ Joseph Diaco
                                            ------------------------------------
                                                    JOSEPH DIACO



                                 EXHIBIT 7FF-1